                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Lexmark International, Inc., a Delaware corporation ("Lexmark"), does hereby make, constitute and appoint Paul J. Curlander, Gary E. Morin and Vincent J. Cole, and each of them, with full power of substitution and revocation to each, as the true and lawful attorney and agent for the undersigned, to execute in the name, place and stead of the undersigned:

                  (a) one or more Registration Statements on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), such principal amount of debt securities of Lexmark as shall be determined pursuant to a resolution of the Board of Directors of Lexmark or any duly authorized committee thereof;

                  (b) any and all supplements and amendments (including, without limitation, post-effective amendments and any subsequent Registration Statements pursuant to Rule 462(b) under the Securities Act) to such Registration Statements; and

                  (c) any and all other documents and instruments which such attorneys and agents deem necessary or advisable to enable Lexmark to comply with (i) the Securities Act and the other federal securities laws of the United States of America (including, without limitation, the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the SEC in respect of any thereof, (ii) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America, (iii) the rules and regulations of the New York Stock Exchange, Inc. or any other national or foreign securities exchange or authorized interdealer quotation system, (iv) the requirements of the National Association of Securities Dealers, Inc. and (v) the securities laws of any foreign jurisdiction; and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

         IN WITNESS WHEREOF, the undersigned have set their hands this 23rd day of February, 2001.


/s/ B. C. Ames                                  /s/ Teresa Beck
-------------------------------                 ------------------------------
B. Charles Ames                                 Teresa Beck


/s/ Frank T. Cary
-------------------------------                 ------------------------------
Frank T. Cary                                   Paul J. Curlander


/s/ William R. Fields                           /s/ Ralph E. Gomory
-------------------------------                 ------------------------------
William R. Fields                               Ralph E. Gomory

/s/ Stephen R. Hardis                           /s/ James F. Hardymon
-------------------------------                 ------------------------------
Stephen R. Hardis                               James F. Hardymon


/s/ Robert Holland, Jr.                         /s/ M. L. Mann
-------------------------------                 ------------------------------
Robert Holland, Jr.                             Marvin L. Mann


/s/ Michael J. Maples                           /s/ Martin D. Walker
-------------------------------                 ------------------------------
Michael J. Maples                               Martin D. Walker



                                       2